UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2024

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2024, Qurate Retail, Inc. (the “Company”) entered into a call agreement (the “Call Agreement”) with Gregory B. Maffei, executive Chairman and a member of the Board of Directors of the Company, pursuant to which Mr. Maffei granted to the Company the right to purchase all shares of High Vote Stock (as defined below) owned by Mr. Maffei and certain successors and permitted transferees (collectively, the “Maffei Group”) upon Mr. Maffei’s death. If that right is exercised, the Company may acquire the High Vote Stock at a price equal to the market price of the Low Vote Stock (as defined below) into which such High Vote Stock is convertible, plus a 10% premium. The Company also has a right of first refusal to purchase High Vote Stock that a member of the Maffei Group may propose to sell to a third party, at a purchase price equal to the lesser of (i) the price offered by the third party and (ii) the market price of the Low Vote Stock into which such High Vote Stock is convertible, plus a 10% premium. In either case, if the Company exercises its right to purchase the High Vote Stock of the applicable member of the Maffei Group, such member of the Maffei Group can elect to receive from the Company the purchase price for such High Vote Stock in cash, shares of Low Vote Stock or a combination thereof. The Call Agreement also prohibits any member of the Maffei Group from disposing of High Vote Stock, except for certain exempt transfers (such as transfers to specified related parties, the conversion of any High Vote Stock to Low Vote Stock on a one-for-one basis or certain dispositions to satisfy withholding obligations in connection with the exercise of stock options) and except if the Company fails to exercise its right of first refusal in connection with a proposed sale of High Vote Stock to a third party.

For purposes of the Call Agreement, “High Vote Stock” is common stock of the Company of any series that has voting rights greater than one vote per share, while “Low Vote Stock” is common stock of the Company of any series that has not more than one vote per share. The High Vote Stock currently consists of the Series B common stock, par value $0.01 per share, of the Company, while the Low Vote Stock currently consists of the Series A common stock, par value $0.01 per share, of the Company (the “Series A Common Stock”).

The Call Agreement will become effective on the date the Court of Chancery of the State of Delaware (the “Court”) enters a final judgment approving the resolution of the Action (as defined below) and such final judgment is finally affirmed on appeal or is not subject to appeal (or further appeal) by lapse of time or otherwise (the “Final Approval”). The Call Agreement will terminate upon the first to occur of (i) all of the High Vote Stock held by the Maffei Group has been sold to the Company and/or sold to a third party whereby the Company did not elect to exercise its right of first refusal, (ii) a change of control of the Company (subject to certain exceptions), (iii) the Maffei Group collectively beneficially own less than 5% of the voting power of the Company and (iv) the Company’s call right following the death of Mr. Maffei has expired unexercised.

The foregoing description of the Call Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. If the Company exercises its right pursuant to the Call Agreement to purchase High Vote Stock of a member of the Maffei Group and such member elects to receive from the Company the purchase price for such High Vote Stock, in whole or in part, in shares of Low Vote Stock, such shares of Low Vote Stock will not have been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Stipulation (as defined below) and subject to the receipt of the Final Approval, John C. Malone, a member of the Board of Directors of the Company, has agreed that he will not stand for reelection as a member of the Board of Directors of the Company and will cease being a member of the Board of Directors of the Company when his current term expires at the annual meeting of the Company to be held in 2025. Dr. Malone remains the largest individual stockholder of the Company whereby he beneficially owns 30,421,522 shares of Series A Common Stock and 865,530 shares of the Company’s 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share.

Item 8.01. Other Events.

On December 28, 2021, Hani Atallah (who later withdrew and Barbara Strougo intervened in Mr. Atallah’s place) and Shiva Stein (the “Plaintiffs”) filed a Verified Stockholder Derivative Complaint (as amended, the “Action”) in the Court of Chancery of the State of Delaware (the “Court”), derivatively on behalf of the Company as nominal defendant, against Dr. Malone and Mr. Maffei (the “Remaining Defendants”) as well as against Richard N. Barton, Fiona P. Dias, Michael A. George, M. Ian G. Gilchrist, Evan D. Malone, Larry E. Romrell, Mark Vadon, David E. Rapley and Andrea L. Wong (collectively, including together with the Remaining Defendants, the “Defendants”). The Plaintiffs alleged, among other things, that the Defendants breached their fiduciary duties in connection with the exercise of a call right under that certain Call Agreement, dated as of February 9, 1998 (the “Malone Call Agreement”), by and among the Company (as successor-in-interest to the assignee of Tele-Communications, Inc.), Dr. Malone and certain of Dr. Malone’s affiliates, and concerning certain other transactions relating to the Malone Call Agreement, and against the Remaining Defendants for unjust enrichment. Subsequently, the Court granted the motions to dismiss with respect to Messrs. Barton, Gilchrist, Romrell, Vadon, Rapley, George and Evan Malone and Mses. Dias and Wong.

After negotiations regarding a potential settlement, and solely to eliminate the risk, burden and expense of further litigation, on September 25, 2024, in connection with the Action, the Company, together with the Remaining Defendants and with Plaintiffs (collectively, the “Parties”), filed with the Court a Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation,” and the terms contained therein, the “Settlement”). The Stipulation provides, among other things, that (i) the Company and Mr. Maffei will execute the Call Agreement, (ii) any future material transaction between Dr. Malone and Mr. Maffei, on the one hand, and the Company, on the other hand, will be subject to approval of a committee of independent directors, except with respect to transactions providing ratable benefit to all stockholders of the Company and Mr. Maffei’s compensation, which is determined by the Compensation Committee of the Board of Directors of the Company, and (iii) Dr. Malone will not stand for reelection as a member of the Board of Directors of the Company and will cease being a member of the Board of Directors of the Company when his current term expires at the annual meeting of the Company to be held in 2025. The Stipulation further provides for the dismissal of the Action with prejudice and the settlement and release of any claims against the Company, Dr. Malone and Mr. Maffei, together with certain related persons and entities, relating to the Action. The Stipulation is subject to approval by Court, and if the Final Approval does not occur, the Stipulation will be null and void.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Call Agreement, dated as of September 25, 2024, by and between Qurate Retail, Inc. and Gregory B. Maffei
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2024

QURATE RETAIL, INC.

By:	/s/ Katherine C. Jewell
	Name:	Katherine C. Jewell
	Title:	Vice President and Secretary